UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2004

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2004 Inspire Pharmaceuticals, Inc. (“Inspire”) issued a press release attached to and made part of this report, reporting that its President, Gregory J. Mossinghoff had informed the company that he will resign from his position, effective June 30, 2005, to pursue other opportunities.

In connection with Mr. Mossinghoff’s notice of resignation, Mr. Mossinghoff and Inspire entered into a Transition Agreement, dated October 28, 2004, relating to Mr. Mossinghoff’s provision of services during the transition period ending on June 30, 2005. During the transition period, Inspire will continue to employ Mr. Mossinghoff at his current salary and benefits, and Mr. Mossinghoff will perform such duties and obligations as reasonably assigned. Under the agreement, Mr. Mossinghoff released any claims against Inspire and related parties.

Mr. Mossinghoff will receive a bonus of $30,000 for services rendered to Inspire in 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 28, 2004, Gregory J. Mossinghoff, Inspire’s President, informed Inspire that he will resign effective June 30, 2005. See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

No.	Description
99.1	Press Release dated October 29, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer,
Chief Executive Officer

Dated: October 29, 2004

EXHIBIT INDEX

No.	Description
99.1	Press Release dated October 29, 2004